UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) August 17, 2012

CONTINUITYX SOLUTIONS, INC.
(Exact name or registrant as specified in its charter)

Delaware	4841	27-2701563
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

ContinuityX Solutions, Inc.
610 State Route 116
Metamora, IL 61548
(Address of Principal Executive Offices, Including Zip Code)

309-367-2800
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01:                      Entry into a Material Definitive Agreement.

On August 17th, 2012, ContinuityX Solutions, Inc. ("We", "Us", "Our" or the "Company") entered into an consulting agreement (the “Agreement”) with BAW Holdings Corp. and Brian Wasserman.  Pursuant to the term of the Agreement, Mr. Wasserman has agreed to undertake the title and duties of Chief Financial Officer (“CFO”) of the Company.  The terms of the agreement are discussed further in Item 5.02 of this report.

ITEM 5.02:                      Appointment of Principal Officers.

On August 17, 2012, Mr. Anthony Roth resigned from his position as CFO of the Company.  Mr. Roth remains a director of the Company as well as our Executive Vice President and Corporate Secretary.

On August 17, 2012, pursuant to action of our Board of Directors, Mr. Brian Wasserman was appointed CFO of the Company.

Identification of executive officers

Our present executive officers and directors, their ages and present positions are as follows:

Name	Age	Position	First Year Elected/Appointed
David Godwin	50	President, CEO, Director	2011
Anthony Roth	48	Executive Vice President, Corporate Secretary, Director	2011
Brian Wasserman	46	CFO	2012

Mr. Wasserman shall hold office until the next annual meeting of the Board of Directors and until his successor, if any, has been duly appointed and qualified.

Family relationships

Mr. Wasserman does not have a family relationship with any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer.

Business experience

Background

Brian Wasserman, CPA, was appointed CFO of the Company on August 17, 2012.  Although Mr. Wasserman will not devote all his professional time to serving as the CFO of the Company, he will devote as much time as is necessary to fully and professionally perform his duties as our CFO.  He has served as a director of SG Blocks, Inc. (“SGB”) since May 23, 2012 as well serving as SGB’s Chief Financial Officer since June 2011. Mr. Wasserman has been a Partner and a Director of Forensic Services at Janover, LLC, a public accounting firm since January 2010 and the Chief Executive Officer of BAW, a financial consulting business, since September 2005. Mr. Wasserman was a founder, the Chief Financial Officer and Treasurer of Newtek Business Services, Inc. (“Newtek” — NASDAQ Symbol “NEWT”) from September 1997 through July 2005. Newtek is a direct distributor of a wide range of business services and financial products to the small- and medium-sized business market under the Newtek brand. Newtek serves as a “one-stop-shop” provider of business services to the small- and medium-sized business market. From 1992 thru 1997, Mr. Wasserman was the Chief Financial Officer for a Wall Street investment banking firm, the General Partner of various investment limited partnerships and the Treasurer of Engex, Inc., a publicly traded closed end mutual fund. Mr. Wasserman is a licensed New York State Certified Public Accountant and holds a BS in Accounting from Lehigh University. From 1987 thru 1992, Mr. Wasserman worked for Coopers & Lybrand (now PricewatershouseCoopers) and achieved the position of Manager.

Mr. Wasserman is not presently involved in any transactions with the Company other than his consulting agreement.

Pursuant to the Agreement among Mr. Wasserman, BAW Holdings Corp. (“BAW”) and the Company, Mr. Wasserman shall serve as our CFO commencing August 17, 2012 for three years until August 15, 2015, performing, with the assistance of BAW Holdings Corp., all of the duties normally associated with that position.  Mr. Wasserman is the President and Chief Executive Officer of BAW and he and his wife are the sole stockholders of the corporation.  Mr. Wasserman and BAW shall jointly receive compensation of $10,500 per month and BAW shall receive options to purchase 2,720,000 shares of Common Stock of the Company at an exercise price of $0.183 per share (the “Options”).  One-sixth of the Options have vested as of August 17, 2012 and an additional one-sixth of the Options shall vest on December 31 and June 30 of each year until the Options are fully vested on December 31, 2014.  The Options shall be exercisable for a period of five years commencing on the date each portion of the Options vests.  The Agreement states that the Company shall enter into an indemnification agreement with Mr. Wasserman.  That agreement has not yet been executed.

ITEM 9.01:                       Exhibits

Exhibit 10.1 – Consulting Agreement dated August 16, 2012 by and among ContinuityX Solutions, Inc., BAW Holdings Corp. and Brian Wasserman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ContinuityX Solutions, Inc. (the Company)

Dated: August 23, 2012	By:	/s/ David Godwin
David Godwin
Title: President